Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Enterprise Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Share (1) (2)	Maximum Aggregate Offering Price (1) (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Debt	Debt Securities (3)	Rule 457(o)	--	--	--	--	--
	Equity	Common Stock, par value $0.01 per share	Rule 457(o)	--	--	--	--	--
	Equity	Preferred Stock, par value $0.01 per share	Rule 457(o)	--	--	--	--	--
	Other	Depositary Shares (4)	Rule 457(o)	--	--	--	--	--
	Other	Subscription Rights (5)	Rule 457(o)	--	--	--	--	--
	Other	Warrants	Rule 457(o)	--	--	--	--	--
	Unallocated (Universal) Shelf	-	Rule 457(o)	$100,000,000.00			0.00011020	11,020.00
	Total Offering Amounts					$100,000,000.00		$11,020.00
	Total Fees Previously Paid							--
	Total Fee Offsets							$9,735.00 (6)
	Net Fee Due							$1,285.00

Exhibit 107
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	Enterprise Bancorp, Inc.	S-3	333-245656	August 13, 2020	--	$9,735.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$75,000,000.00	--
Fee Offset Claims	Enterprise Bancorp, Inc.	S-3	333-245656	--	August 13, 2020	--	--	--	--	--	$9,735.00 (6)

(1)    The proposed amount to be registered, maximum offering price per class of security and maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)    This registration statement covers such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of depositary shares and such indeterminate amount of debt securities, warrants and subscription rights of Enterprise Bancorp, Inc. (“Enterprise”), as having an aggregate initial offering price not to exceed $100,000,000.00. The securities registered hereunder are to be issued from time to time at prices to be determined. In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)    The debt securities being registered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any combination thereof, as more fully described herein.

(4)    The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests of preferred stock and the shares will be issued to the depositary under the deposit agreement.

(5)    Subscription rights evidencing the right to purchase common stock, preferred stock, depositary shares or debt securities.

(6)    Enterprise paid a filing fee of $9,735.00 with respect to $75,000,000 aggregate offering amount of securities that were previously registered pursuant to registration statement No. 333-245656, initially filed by Enterprise on August 13, 2020 and declared effective on August 19, 2020 (the “2020 Registration Statement”). Under the 2020 Registration Statement, Enterprise registered an aggregate amount of $75,000,000 of securities and paid an aggregate filing fee of $9,735.00 (calculated at the rate in effect at the time the 2020 Registration Statement was filed). Of the $75,000,000 of securities registered under the 2020 Registration Statement, all $75,000,000 were unissued and are hereby deregistered. Accordingly, pursuant to Rule 457(p) under the Securities Act, Enterprise is entitled to offset, against any filing fee due under this registration statement, $9,735.00 of the filing fee paid with respect to the unissued securities under the 2020 Registration Statement.